PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX  77060-3500  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release                                                                                                                                          09-025

Contact:                      Tony Tripodo

Date:              November 30, 2009                                                                        Title:                      Chief Financial Officer

Helix ESG Announces Gulf of Mexico Discoveries

Helix Energy Solutions Group, Inc. (NYSE: HLX) announced today that its wholly owned subsidiary, Energy Resource Technology GOM (ERT), has made a Gulf of Mexico deepwater oil and gas discovery at its Jake prospect, located in Green Canyon Block 490.  The discovery well was drilled to 13,504 feet in 3,740 feet of water and encountered 134 feet of net oil and gas pay in a single sand interval.  The well was conventionally wireline logged with multiple fluid samples recovered for confirmation of the hydrocarbon bearing zone.  The well has been cased and temporarily abandoned for a future subsea completion.   Following the discovery, Helix’s estimate for this prospect is 50 to 75 Bcfe gross (100%), on a proved, probable, possible basis.

Development options are currently underway, including a potential joint development with a recent discovery made in the area.  First production from the Jake discovery is estimated to take place in mid 2011.  ERT owns a 25% working interest in both the discovery well and Green Canyon Block 490.

ERT has made an additional new Gulf of Mexico shelf discovery at its 75% owned and operated South Timbalier 145 Field.  The new discovery was drilled to a depth of 14,193 true vertical depth and logged approximately 20 feet of oil and gas pay.  The well is currently being completed and is expected to commence production in December 2009.

Helix Energy Solutions, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.  That business unit is a prospect generation, exploration, development and production company.  Employing our own key services and methodologies, we seek to lower finding and development costs, relative to industry norms.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are statements that could be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments; geologic risks and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the company's Annual Report on Form 10-K for the year ending December 31, 2008 and any subsequent Quarterly Report on Form 10-Q.  We assume no obligation and do not intend to update these forward-looking statements.